                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                               -----------------

                                 F O R M   8 - K


                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)  September 7, 1999
                                                ------------------------

                           Wireless Telecom Group Inc.
-------------------------------------------------------------------------------
               (Exact name of Registrant as Specified in Charter)


       New Jersey                 1-11916                22-2582295
-------------------------------------------------------------------------------
(State or Other Jurisdiction    (Commission)            (IRS Employer
       of Incorporation)         File Number)         Identification No.)


     East 64 Midland Ave., Paramus, N.J.                   07652
-------------------------------------------------------------------------------
       (Address of Principal Executive Offices)          (Zip Code)


Registrant's telephone number, including area code        (201) 261-8797
                                                   ---------------------------

                                    N/A
-------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)


Item 5. Other Events.

     On September 7, 1999, Wireless Telecom Group, Inc., a New Jersey Corporation (the "Registrant") and Boonton Electronics Corp. ("Boonton") announced that they had entered into an Agreement and Plan of Reorganization dated September 7, 1999 (the "Merger Agreement"), among the Registrant, WTT Acquisition Corp., a New Jersey corporation and wholly-owned subsidiary of the Registrant ("Sub"), and Boonton (the "Merger"). Under the terms of the Merger Agreement, 1.4 shares of the Registrant's common stock plus cash equivalent to
 .175 shares of Registrant's common stock will be exchanged for each outstanding share of Boonton common stock. Based upon the closing price of the Registrant's common stock on September 3, 1999, the transaction is valued at approximately
$7 Million.

     A copy of the press release announcing the execution of the Agreement is attached as EXHIBIT 99.1 and is incorporated herein by reference.


    Exhibit No.      Description
    -----------      -----------
    2.1              Agreement and Plan of Reorganization dated September 7,
                     1999 among Wireless Telecom Group, Inc., WTT Acquisition
                     Corp., Boonton Electronics Corp., and the Boonton
                     Shareholders listed on the signature page to the Agreement.

    99.1 Press Release dated September 7, 1999 announcing the effectiveness of the Merger.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        WIRELESS TELECOM GROUP, INC.

Date: September 7, 1999                 By: /s/ Edward Garcia
                                           ------------------------------
                                           Edward Garcia
                                           Chief Executive Officer



    Exhibit No.    Description
    -----------    -----------
    2.1             Agreement and Plan of Reorganization dated September 7, 1999 among Wireless Telecom Group, Inc., WTT Acquisition Corp.,
                    Boonton Electronics Corp., and the Boonton Shareholder
                    listed on the signature page to the Agreement.

    99.1 Press Release dated September 7, 1999 announcing the execution of the Agreement.


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